FORM 8-K

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Date of Report (date of earliest event reported) July 10, 2008

Commission File No. 0-29373

Seychelle Environmental Technologies, Inc.
(Exact Name of registrant as specified in its charter)

Nevada	33-6159915
(State or other jurisdiction	(IRS Employer File Number)
of incorporation)

33012 Calle Perfecto
San Juan Capistrano, California	92675
(Address of principal executive offices)	(zip code)

(949) 234-1999
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," “Seychelle” or "Company" refer to Seychelle Environmental Technologies, Inc., a Nevada corporation and our wholly-owned subsidiary, Seychelle Water Technologies, Inc., also a Nevada corporation.

Item 1.01 Entry into a Material Definitive Agreement

On May 15,  2008, we entered into a Joint Venture Distribution Agreement with  Innova Pure Water, Inc.(Innova) Under this Agreement,  Innova granted Seychelle rights to use any and all Innova Patents in the use and manufacture of our water filtration bottles.  This includes patent number 6136189 for an enhanced in-bottle filtration mechanism and techniques and patent number 5609759 for a bottle filter cap. We granted Innova rights to use any and all of our patents in the use and manufacture of their water filtration bottles.

Further, we granted Innova the right to distribute and sell all of our water filtration products on a world-wide basis in perpetuity, but terminable upon sixty days notice if either party violates the Agreement or commits a dishonest or illegal act. Our water filtration products are to be labeled under the Innova brand name, a brand name of one of Innova’s customers, or, by mutual agreement, a Seychelle brand. We receive payments according to a price schedule which was attached to the Agreement.

Item 7.01 Regulation FD Disclosure

On July 7, 2008, we announced a completed joint venture agreement with  Innova Pure Water, Inc.  In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or in the Exchange Act except as may be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10U	Joint Venture Agreement with Innova Pure Water, Inc.

99.1	News release dated July 7, 2008 announcing joint venture agreement.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
Date: July 10, 2008	By:	/s/ Carl Palmer
Carl Palmer
President